                                                                    EXHIBIT 23.1

                  [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


                                                   PricewaterhouseCoopers LLP
                                                   555 California Street
                                                   San Francisco CA 94104
                                                   Telephone (415) 393 8500
                                                   Facsimile (415) 393 8644




San Francisco, California
July 1, 1999



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-4 of Greater Bay Bancorp and Subsidiaries (the Company) of our report dated February 8, 1999, on our audits of the consolidated financial statements at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, and of our report dated July 1, 1999, on our audit of the combination of the historical consolidated financial statements of Greater Bay Bancorp and Subsidiaries and Bay Area Bancshares after restatement for the pooling of interests as described in Note
1 to the supplemental consolidated financial statements, which report is included in the Company's Current Report on Form 8-K filed July 1, 1999. We also consent to the reference to our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP